                   OFFER TO PURCHASE AND CONSENT SOLICITATION
                             CAPITA PREFERRED TRUST
           9.06% TRUST ORIGINATED PREFERRED SECURITIES'sm' ('TOPrS'sm'')
                               (CUSIP 139710206)
                            FOR $29.69 PER SECURITY



  THE OFFER AND RELATED WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
  MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, AUGUST 21, 1998, UNLESS EXTENDED.



                                                                   July 27, 1998


To Our Clients:


     Enclosed for your consideration are the Offer to Purchase and Consent Solicitation, dated July 27, 1998 (as amended or supplemented and including all documents incorporated therein by reference, the 'Offer to Purchase and Consent Solicitation') and a form of Letter of Transmittal and Consent (the 'Letter of Transmittal') relating to the offer by AT&T Capital Corporation ('AT&T Capital') to purchase any and all 9.06% Trust Originated Preferred Securities (the 'Securities') of Capita Preferred Trust, for $29.69 in cash per Security upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation and the Letter of Transmittal (together, the 'Offer'). All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase and Consent Solicitation.


     In connection with the Offer, AT&T Capital is soliciting Consents from the holders of record of Securities as of July 20, 1998 (the 'Record Date') to the Proposed Amendments.

      The proper tender by holders of Securities as of the Record Date will constitute the giving of a Consent by such holders with respect to such Securities.

      Holders of Securities who acquired such Securities after the Record Date will have the right to tender their Securities pursuant to the Offer but will not have the right to provide Consents.

      A holder of Securities as of the Record Date will be permitted to provide such holder's Consent even if such holder does not tender Securities pursuant to the Offer.

     We are the holder of record of Securities held for your account. A tender of such Securities can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information now and cannot be used by you to tender Securities held by us for your account.

     We request instructions as to whether you wish us to tender (or, if applicable, provide Consents with respect to) any or all of the Securities held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation and the Letter of Transmittal. We also request that you designate, in the box captioned 'Solicited Tenders' below, any Soliciting Dealer who solicited your tender of Securities.

     Your attention is called to the following:


          1. The Offer and related withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, August 21, 1998, unless extended (the 'Expiration Date').


          2. Consummation of the Offer is conditioned upon, among other things, the satisfaction of the Requisite Consent Condition (as defined in the Offer to Purchase and Consent Solicitation), which requires AT&T Capital to receive Requisite Consents to the Proposed Amendments from holders of Securities. The Requisite Consent Condition may not be waived by AT&T Capital.

------------
'sm' 'Trust Originated Preferred Securities' and 'TOPrS' are service marks of Merrill Lynch & Co.

          3. If you owned Securities as of the Record Date, you may not validly tender Securities without delivering a Consent to the Proposed Amendments. The proper tender of Securities by holders as of the Record Date will constitute the giving of a Consent by such holders. If you did not own Securities as of the Record Date, you will not be eligible to deliver a Consent. If you owned Securities as of the Record Date, you may deliver a Consent even if you do not elect to tender Securities. No separate payments are being made for Consents.

          4. Tendering holders will not pay brokerage fees or commissions, solicitation fees or any stock transfer taxes applicable to the tender of Securities pursuant to the Offer.

     If you wish to have us tender or deliver a Consent with respect to any or all of your Securities, please instruct us by completing, executing, detaching and returning to us the portion of this letter captioned 'Instructions With Respect to the Offer and Consent Solicitation.' An envelope to return your instructions to us is enclosed. Unless specified on such instructions, tenders of or Consents with respect to all such Securities will be made on your behalf. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date.

     THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF SECURITIES IN ANY JURISDICTION IN WHICH THE MAKING OF SUCH OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN THOSE JURISDICTIONS THE LAWS OF WHICH REQUIRE THAT AN OFFER BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF AT&T CAPITAL BY MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

        INSTRUCTIONS WITH RESPECT TO THE OFFER AND CONSENT SOLICITATION

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase and Consent Solicitation and the Letter of Transmittal relating to the Offer.

     This will instruct you to tender the number of Securities indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation and the Letter of Transmittal.

HOLDERS AS OF THE RECORD DATE:

TENDER BY HOLDERS AS OF THE RECORD DATE:

[ ] By checking this box, all Securities held by you for our account will be tendered for cash. If fewer than all Securities are to be tendered, we have checked the box below and indicated the aggregate number of Securities to be tendered by you. We understand that since the Securities held by you for our account were held as of the Record Date, the tender of Securities will constitute our Consent to the Proposed Amendments.

[ ] __________ shares(1)

HOLDERS AFTER THE RECORD DATE:

TENDER BY HOLDERS WHO ACQUIRED SECURITIES AFTER THE RECORD DATE:

[ ] By checking this box, all Securities held by you for our account, will be tendered for cash. If fewer than all Securities are to be tendered, we have checked the box below and indicated the aggregate number of Securities to be tendered by you.

[ ] __________ shares(1)

HOLDERS CONSENTING ONLY:

CONSENT ONLY BY HOLDERS AS OF THE RECORD DATE:

[ ] By checking this box, we instruct you to deliver a Consent with respect to all Securities held by you for our account as of the Record Date which are not being tendered in the Offer. If Consents should be provided with respect to fewer than all Securities not tendered, we have checked the box below and indicated the aggregate number of Securities as to which Consents should be provided.

[ ] __________ shares(1)

------------
(1) Unless otherwise indicated, it will be assumed that all such Securities are to be tendered or that Consents are to be provided with respect to all such Securities.

                                   SIGN HERE

SIGNATURE(S): ..................................................................

NAME(S): .......................................................................

ADDRESS(ES): ...................................................................

SOCIAL SECURITY OR TAXPAYER ID NO(S).: .........................................

DATED: .........................................................................

            PLEASE DESIGNATE IN THE BOX BELOW ANY SOLICITING DEALER
                           WHO SOLICITED YOUR TENDER.

                               SOLICITED TENDERS

  The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

  Name of Firm:  .............................................................

                                       (PLEASE PRINT)

  Name of Individual Broker
  or Financial Consultant:  ..................................................

  Identification Number (if known):  .........................................

  Address:  ..................................................................

  ............................................................................

                               (INCLUDE ZIP CODE)

                                                SIGN HERE

X  .................................................  X  .................................................

X  .................................................  X  .................................................

                    SIGNATURE(S)                               PRINT NAME(S) AND ADDRESS(ES) HERE

Dated:  ............................................